UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2013

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive P.O. Box 3453 Sunnyvale, California 94088-3453 (Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Failure to Satisfy a Continued Listing Rule or Standard

As previously reported on May 14, 2013, Mr. Paul Mercadante resigned as a member of the Board of Directors Spansion Inc. (the Company) Board of Directors. Mr. Mercadante previously served on the Audit Committee and due to his resignation, membership of the Company’s Audit Committee was reduced to two.

On May 15, 2013, the Company notified the New York Stock Exchange (NYSE) that it was not in compliance with Section 303A.07 of the NYSE Listed Company Manual, which requires that the audit committee of a listed company have a minimum of three members.

On May 15, 2013, the Company also received notice from the NYSE that the Company was deficient in meeting the requirement of Section 303A.07 noted above, and that the Company had a cure period until May 22, 2013.

On May 17, 2013, the Board of Directors appointed Keith Barnes, a current member of the Board of Directors, to the Audit Committee. As a result, the Company has regained compliance with Section 303A.07 of the NYSE’s Listed Company Manual.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 17, 2013	SPANSION INC.

	By:	/s/ Scot A. Griffin
	Name:	Scot A. Griffin
	Title:	Corporate Senior Vice President, General Counsel